Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Astec Industries, Inc. 2011 Incentive Plan of our reports dated March 1, 2011, with respect to the consolidated financial statements and schedule of Astec Industries, Inc. and the effectiveness of internal control over financial reporting of Astec Industries, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chattanooga, Tennessee

August 9, 2011